UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2009

CHARTWELL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51342 (Commission File No.)	95-3979080 (IRS Employer Identification No.)

7637 Leesburg Pike
Falls Church, VA 22043
 (Address and telephone number of principal executive offices) (Zip Code)

(703) 635-7980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation udder an Off-Balance Sheet Arrangement.

See the information set forth in Item 8.01 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 30, 2009, Mr. David Adams resigned from the Company’s Board of Directors.  There are no disagreements with the Company, and there are no severance terms, deferred compensation, or other financial arrangements between Mr. Adams and the Company.

Item 8.01 Other Events

On November 6, 12, 20 and 24, 2009, respectively, Chartwell International, Inc. received notices of default from four secured promissory note holders representing approximately $2,817,000 of our debt due to failure to make scheduled payments on such notes. This amount includes accrued interest, but does not include any penalty interest, legal fees or other charges relating to the collection of the debts.  Additionally, on November 6, 2009, we received a notice of default on an unsecured promissory note of $480,000 due to failure to make scheduled payments on such note. Based on these defaults, the note holders have accelerated the entire principal balance due under such notes.  The secured note holders have a security interest in substantially all of our assets. We are currently in default on approximately $3,870,000 of debt.

Our working capital deficiency was $2,496,000 at September 30, 2009 and has substantially worsened to be in excess of $4,000,000 as a result of the above-described loan defaults. The Company currently has no cash available, and we have been unsuccessful in liquidating our remaining assets. Furthermore, we do not have any immediate prospects for completing asset disposals. The Company has recently relied upon secured advances from a principal stockholder, Orchestra Finance, LLP, to cover audit fees, legal fees and other operating costs and expenses. We cannot cure the defaults nor do we have any expectation of doing so in the near future.  We anticipate that the note holders will very shortly commence legal proceedings against us and foreclose on all our assets.

We believe we may have some defences and remedies available to us.  However, based on our inadequate financial position, our inability to cure the loan defaults, current litigation on defaulted unsecured debt, the prospect of further litigation, and an inability to fund any litigation costs, we may be forced to seek bankruptcy protections.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTWELL INTERNATIONAL, INC., a Nevada Corporation

Dated: December 2, 2009	By:	/s/ Paul Biberkraut
Paul Biberkraut,
Chief Financial Officer